Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated October 13, 2020 relating to the financial statements of Piedmont Lithium Limited, appearing in the Annual Report on Form 20-F of Piedmont Lithium Limited for the year ended June 30, 2020.

/s/ Deloitte Touche Tohmatsu
DELOITTE TOUCHE TOHMATSU
Perth, Australia
March 23, 2021